                                                                    EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement ("Agreement") is made as of September 17, 2004, by and among the shareholders listed on Exhibit 1 hereto (collectively, the "Sellers") and American Physicians Assurance Corporation, a Michigan stock insurance corporation (the "Purchaser").

      WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the shares of common stock, $250 par value (the "Common Stock"), of Physicians Insurance Company of Wisconsin, Inc., a Wisconsin stock insurance corporation (the "Issuer"), set forth opposite the names of the Sellers on Exhibit 1 (collectively, the "Shares") subject to the approval of such sale and purchase (herein the "Transactions") by the Wisconsin Commissioner of Insurance (the "Commissioner") pursuant to Section 611.72(2) of the Wisconsin Statutes or such other approval as may be necessary to effectuate the Transactions (the "Commissioner's Approval"), and further subject to terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                      ARTICLE 1. PURCHASE PRICE AND PAYMENT

      1.1 Purchase Price. Subject to the terms and conditions hereof, Purchaser hereby agrees to purchase, and each of the Sellers agrees to sell, the Shares listed on Exhibit 1, free and clear of all liens, pledges and encumbrances of any kind. The purchase price for the Shares shall be Three Thousand Eight Hundred and No/100 Dollars ($3,800.00) per Share, without any form of adjustment or interest (the "Purchase Price").

      1.2 Payment. Except as otherwise provided in Section 1.4, the Purchase Price for the Shares shall be paid at Closing (as defined in Section 1.4) by wire transfer to each of the respective Sellers' designated accounts according to irrevocable written instructions that each Seller shall provide to the Purchaser no later than 2 business days prior to the Closing.

      1.3 Delivery of Stock Certificates. At the Closing, Sellers shall deliver to Purchaser newly issued certificates representing legal title to and beneficial interest in the Shares in a form reasonably satisfactory to Purchaser (the "New Certificates"). The New Certificates shall be titled either in the name of the Seller, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer, or titled in the name of Purchaser, in either case with all applicable transfer taxes paid by Sellers.

      1.4 Closing.

            (a) The sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held in the offices of Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243, at 10:00 a.m. Eastern Time on the second business day following the satisfaction or waiver of all conditions set forth in Sections 5.1 and 5.2, or at such other place (including via facsimile), time or date to which the parties may mutually agree (the day on which the Closing takes place being the "Closing Date").

            (b) If all conditions to Closing have been satisfied or waived, but the New Certificates representing all of the Shares cannot be delivered by Sellers at Closing and the inability of Sellers to deliver the New Certificates is not due to the Sellers' breach of their obligations under Section 4.6, then the Closing shall occur but (i) the Purchaser shall, instead of making payment of the Purchase Price as provided in Section 1.2, deposit an amount equal to the aggregate Purchase Price with a Qualified Escrow Agent (as defined below) chosen by Purchaser and reasonably acceptable to Sellers owning at least 65% of the Shares (the "Requisite Number of Sellers"), such amount to be held in an interest bearing account pursuant to an escrow agreement reasonably acceptable to the Purchaser and the Sellers (the "Purchase Price Escrow Agreement"); and
(ii) Sellers shall deliver to Purchaser the certificates purporting to represent legal title to and beneficial interest in the Shares (the "Certificates"), duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer, with all applicable transfer taxes paid by Sellers, and an irrevocable proxy in the form attached as Exhibit 3.

            (c) The Purchase Price Escrow Agreement shall provide, among other things, for payment of the escrowed funds as follows:

                  (i) to Sellers providing New Certificates in a form reasonably satisfactory to Purchaser when Purchaser has delivered a written direction to the escrow agent to the effect that such New Certificates have been received and to make payment of the related amount of Purchase Price; provided that no payment shall be made pursuant to this clause until New Certificates representing at least Three Thousand Three Hundred (3,300) Shares have been delivered to Purchaser in a form reasonably satisfactory to Purchaser;

                  (ii) to Purchaser as to any Shares with respect to which New Certificates have not been delivered to Purchaser in a form reasonably satisfactory to Purchaser on or before June 30, 2005, if, following such date, Purchaser, in its sole discretion, delivers a written direction to the escrow agent to make payment to Purchaser because such New Certificates have not been delivered to Purchaser, unless a "Title Opinion" (as defined in Section 1.4(e)) has been delivered to Purchaser on or before such date (and, if delivered prior to the date on which the written direction is delivered by Purchaser, is confirmed in writing by the law firm rendering such opinion as of the date of delivery of the written direction);

                  (iii) to Purchaser as to any Shares with respect to which New Certificates have not been delivered to Purchaser in a form reasonably satisfactory to Purchaser on or before December 31, 2005, following delivery to the escrow agent of either (A) a written direction by

Purchaser, or (B) a written direction by any Seller of Shares with respect to which the Purchase Price has not been received if the inability of such Seller to deliver the New Certificates is not due to such Seller's breach of their obligations under Section 4.6.

With respect to Shares for which Purchaser receives payment from the Purchase Price Escrow Agreement pursuant to clauses (ii) or (iii) of this Section 1.4(c), Purchaser shall deliver to the relevant Seller (x) the Certificates representing such Shares and (y) any dividends or distributions actually received by Purchaser after the Closing with respect to such Shares in the form received (provided that if such dividend or distribution was paid other than in cash and Purchaser is no longer the owner thereof, Purchaser shall pay, in lieu of such dividend or distribution, the cash proceeds, if any, received upon disposition).. All fees and expenses charged by the escrow agent shall be borne 50% by Purchaser and 50% by Sellers (pro rata according to the number of Shares reflected as owned on Exhibit 1). Interest on the escrowed funds shall accrue for the benefit of and be payable to the recipient of the related escrowed funds and shall be reportable by such persons for tax purposes in accordance with applicable regulations of the Internal Revenue Service. Payments from the escrow agent shall be made by wire transfer to the recipients' designated accounts pursuant to irrevocable written instructions contained in the Purchase Price Escrow Agreement.

                  (d) A "Qualified Escrow Agent" means a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of One Hundred Million Dollars ($100,000,000).

                  (e) A "Title Opinion" means a legal opinion of the law firm of Michael Best and Friedrich LLP, or another law firm reasonably acceptable to Purchaser and the Seller or Sellers that own the Shares that are to be the subject of the opinion, rendered to Purchaser that (i) the Certificates in fact represent the number of outstanding Shares of Common Stock purported to be represented thereon; (ii) transfer of the Certificates will convey legal and beneficial ownership to Purchaser of the Shares purported on Exhibit 1 to be owned by Seller; and (iii) the Certificates representing the Seller's Shares contain no legend, other than the Restrictive Legend (as defined in Section 2.3), that has any legal effect to restrict the transfer of the Shares. In rendering the Title Opinion, such law firm may rely as to factual matters upon certificates or other documents furnished by such Seller or any officer of such Seller, if counsel believes such reliance to be reasonable, and by government officials. A copy of such certificates or other documents relied upon shall be furnished to Purchaser together with the Title Opinion.

              ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each Seller, severally and not jointly, makes the following representations and warranties to Purchaser, as of the date hereof and as of the Closing Date. Each such representation and warranty is deemed made by each of the several Sellers with respect to only that Seller and the Shares being sold by that Seller, and not with respect to any other Seller or any Shares being sold by any other Seller:

      2.1 Organization and Power. The Seller has full legal power, capacity and authority to execute this Agreement and consummate the transactions contemplated hereby. If the Seller is not an individual, then the Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease its assets and to carry on its business as now conducted. This Agreement is binding upon the Seller and enforceable against the Seller in accordance with its terms.

      2.2 No Violations. Neither the execution or delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated hereby, will (a) violate any provision of the organizational documents of the Seller or, to Seller's knowledge, of the Issuer, (b) with notice or lapse of time or both, result in the creation or imposition of a lien or other encumbrance or third party right on the Shares other than in favor of Purchaser,
(c) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling or other restriction of any government or government agency applicable to Seller or the transactions contemplated hereby or, to Seller's knowledge, to the Issuer, (d) except for the Commissioner's Approval, require approval of any government or government agency, or (e) violate any material contract to which the Seller is a party or by which it is bound.

      2.3 Ownership and Title. The Seller owns of record (except, with respect to Mercy Health System Corporation, as set forth on Exhibit 1), and has good and marketable title to, the number of Shares listed opposite the Seller's name on
Exhibit 1 and to the Certificates shown on Exhibit 1. The Certificates represent the number of outstanding Shares of Common Stock purported to be represented thereon, regardless of any incorrect designations as "Class A Common Stock" or of incorrect par value thereon, and transfer of the Certificates (or the New Certificates if obtained prior to Closing) to Purchaser as contemplated by this Agreement will convey legal and beneficial ownership of the Shares purported on
Exhibit 1 to be owned by Seller. Such Shares are shares of Common Stock that have been validly issued by the Issuer, are fully paid and nonassessable (except as provided in 180.0622(2)(b) of the Wisconsin Statutes) and are free and clear of all options, rights of other persons, pledges, security interests, liens, encumbrances, voting restrictions, voting trusts and transfer restrictions, except, in the case of transfer restrictions, (a) as may be imposed by Federal or state securities laws, (b) as reflected on the Certificates that contain a legend to the effect that any resale thereof by the Seller be registered under applicable securities laws unless the Issuer obtains an opinion of its counsel that such resale is exempt from applicable registration requirements (the "Restrictive Legend"), and (c) the requirement to obtain the Commissioner's Approval. Seller has no reason to believe that the Sellers will be unable to obtain the opinion required by the Restrictive Legend. Without limiting the foregoing, Seller confirms that the Certificates representing the Seller's Shares contain no legend, other than the Restrictive Legend, that has any legal effect to restrict the transfer of the Shares.

      2.4 Broker's Fee. Seller has no liability or obligation to pay any broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement for which Purchaser could become liable or obligated. Seller has an obligation to pay a completion fee to Edelman & Co., Ltd., which obligation will be paid by Seller.

      2.5 Regulatory Approval. To Seller's actual knowledge, none of the grounds for disapproval by the Commissioner as set forth in Section 611.72(3) of the Wisconsin Statutes exists with respect to the Transactions. All information provided and representations made to the Commissioner by the Seller in connection with obtaining the Commissioner's Approval will be true and correct in all material respects when made and as of the date of the Commissioner's Approval.

      2.6 No Representation Regarding Issuer. Seller makes no representation whatsoever as to the Issuer, its business, assets, liabilities, operations, financial condition or otherwise, including without limitation the accuracy or completeness of any information contained in publicly-available filings made by the Issuer.

      2.7 No Other Representations Relied Upon. In selling the Shares, Seller has relied solely and exclusively upon the representations and warranties expressly made by Purchaser in this Agreement, and has not relied upon any other representations, whether written or oral, that may have been made by or on behalf of Purchaser.

             ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to Sellers as follows, as of the date hereof and as of the Closing Date:

      3.1 Organization and Power. Purchaser has full corporate power, capacity and authority to execute this Agreement and consummate the transactions contemplated hereby. The Purchaser is a stock insurance corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease its assets and to carry on its business as now conducted. This Agreement is binding upon the Purchaser and enforceable against Purchaser in accordance with its terms.

      3.2 No Violations. Neither the execution or delivery of this Agreement by the Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, will (a) violate any provision of Purchaser's articles of incorporation or bylaws, or (b) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling or other restriction of any government or government agency applicable to Purchaser or the transactions contemplated hereby or, to Purchaser's knowledge, to the Issuer, (c) except for the Commissioner's Approval, require approval of any government or government agency, or (d) violate any material contract to which the Purchaser is a party or by which it is bound.

      3.3 Broker's Fee. Purchaser has no liability or obligation to pay any broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement for which any of the Sellers could become liable or obligated.

      3.4 Regulatory Filings and Information.

            (a) All information contained in Purchaser's Form A Statement Regarding the Acquisition of Control of or Merger With a Domestic Insurer ("Form A") will be true and correct in all material respects when filed with the Commissioner and as of the date of the Commissioner's Approval.

            (b) All information provided and representations made to the Commissioner by the Purchaser in connection with obtaining the Commissioner's Approval will be true and correct in all material respects when filed or made and as of the date of the Commissioner's Approval.

            (c) To Purchaser's actual knowledge, none of the grounds for disapproval by the Commissioner as set forth in Section 611.72(3) of the Wisconsin Statutes exist with respect to the Transactions.

            (d) The Purchaser is duly licensed in the State of Wisconsin under Chapter 618 of the Wisconsin Statutes, pursuant to certificate number 12145 issued December 13, 2000, to offer insurance in the State of Wisconsin.

      3.5 Securities Transfer Matters.

            (a) Purchaser is aware that the Sellers may rely on the exemption from the provisions of section 5 of the Securities Act of 1933 (the "Securities Act") provided by Rule 144A under the Securities Act (the "Rule") and that, as a consequence, the Shares will be deemed to be "restricted securities" within the meaning of Rule 144(a)(3) under the Act and that Purchaser may resell the Shares only to the persons and under the circumstances permitted by applicable securities laws. Purchaser is a "qualified institutional buyer" as that term is defined in subsection (a)(1)(i)(A) of the Rule.

            (b) Purchaser is purchasing the Shares for its own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution thereof whether in violation of the Securities Act or otherwise.

            (c) In purchasing the Shares, Purchaser has relied solely and exclusively upon its own independent investigation and the representations and warranties expressly made by Sellers in this Agreement, and has conducted such due diligence concerning the Issuer and its business, affairs, financial condition and prospects as the Purchaser has deemed necessary or desirable, and, except for the representations and warranties expressly made by Sellers in this Agreement, the Purchaser has not relied upon any representations, whether written or oral, made by or on behalf of any of the Sellers.

                              ARTICLE 4. COVENANTS

      4.1 Exclusivity. Until the Closing or the termination of this Agreement in accordance with Section 6.1:

            (a) Each Seller agrees not to solicit, encourage or participate, directly or indirectly, in any manner in any discussion with, or furnish or cause to be furnished any information to, any person other than Purchaser in connection with, or negotiate for or otherwise pursue, the sale of the Shares or any rights thereto. The Sellers shall promptly inform Purchaser of any inquiries or proposals with respect to the foregoing.

            (b) Each Seller agrees not to, directly or indirectly, sell, transfer, tender, pledge, convert, encumber, assign or otherwise dispose of the Shares, or enter into any contract, option or other agreement to do any of the above, except to Purchaser.

            (c) In the event that Section 4.1(b) is violated by any Seller or Sellers (the "Violating Sellers"), then Purchaser may elect to pursue the remedy of specific performance as provided in Section 7.7. Should the Purchaser (i) elect not to pursue the remedy of specific performance against any Violating Seller, or (ii) be unsuccessful in obtaining such remedy against any Violating Seller, then Purchaser shall be entitled to receive from such Violating Seller or Sellers a fee of One Hundred Ninety and No/100 Dollars ($190.00) per Share with respect to which there has been such a breach of Section 4.1(b) and for which the remedy of specific performance is not obtained (which amount the parties agree and stipulate is reasonable and full liquidated damages and reasonable compensation for the involvement of Purchaser in the transactions contemplated in this Agreement and is not a penalty or forfeiture). Purchaser's receipt of such liquidated damages shall be in lieu of any and all other claims, rights, damages or other remedies for breach of Section 4.1(b), and Purchaser shall have no other rights or remedies against any Violating Seller for a breach of Section 4.1(b) except as expressly provided in this Section 4.1(c) and
Section 7.7. Any fee required to be paid under this Section 4.1(c) will be payable by wire transfer, within two business days after Closing, from each Violating Seller to an account designated by Purchaser of immediately available funds equal to the product of One Hundred Ninety and No/100 Dollars ($190.00) multiplied by the number of Shares owned by such Violating Seller as to which there has been a breach of Section 4.1(b). The obligation and liability to pay any amount payable under this Section 4.1(c) shall be solely and exclusively the several (and not joint) obligation and liability of each Violating Seller, as to the amount payable with respect to such Violating Seller's Shares only, and no Seller (whether or not a Violating Seller) shall have any liability hereunder for any amount payable under this Section 4.1(c) with respect to the Shares of any other Seller.

      4.2 Escrow of Certificates. Upon the signing of this Agreement, Sellers shall deliver the Certificates to counsel for Purchaser (at the address set forth in Section 7.11) to be held in escrow on behalf of the parties hereto until the earlier to occur of (a) the Closing of this Agreement pursuant to Sections 1.1 through 1.4 (in which case the Certificates shall be delivered to the Purchaser) or (b) termination of this Agreement pursuant to Section 6.1 (in which case the Certificates shall be delivered to the Sellers), pursuant to a stock escrow agreement in substantially the form attached hereto as Exhibit 2. In connection with the Sellers' obligations under Section 4.6, the Certificates may be delivered to the Issuer to facilitate the issuance of the New Certificates, provided that the New Certificates, when issued, shall be delivered or caused to be delivered to the escrow agent under the Stock Escrow Agreement.

      4.3 Further Assurances.

            (a) Sellers and Purchaser agree to use all reasonable efforts to otherwise take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Sellers and Purchaser shall use all reasonable and diligent efforts, and cooperate with each other, to obtain as promptly as practicable all approvals and any third-party consents necessary or advisable to consummate the transactions contemplated by this Agreement.

            (b) Purchaser shall, at its own expense, use its reasonable best efforts to defend any action, suit or proceeding brought against it seeking to restrain, prevent or delay the Closing. Sellers shall, at their own expense, use their reasonable best efforts to defend any action, suit or proceeding brought against them seeking to restrain, prevent or delay the Closing. Nothing in this Agreement shall require Sellers to defend any action, suit or proceeding brought against Purchaser, or require Purchaser to defend any action, suit or proceeding brought against one or more Sellers

      4.4 Governmental Filing.

            (a) Purchaser shall, at its own expense, (i) take all actions necessary to file, as soon as practicable after the date of this Agreement, its Form A with the Commissioner, (ii) respond as promptly as practicable to any inquiries received from the Commissioner for additional information or documentation in connection with its Form A, (iii) use its reasonable best efforts to obtain the Commissioner's Approval including, without limitation, appearing and providing testimony and information at the public hearing with respect thereto, preparing and filing promptly and fully all documentation to effect all required filings, notices, petitions, statements, registrations, submissions of information applications and other documents, and not abandoning the approval process prior to a decision by the Commissioner on the merits, and
(iv) except as may be required by applicable law or regulation or in order to prevent a breach of Section 3.4(b), refrain from making any statement or taking any position in opposition to the Commissioner's Approval or, except in response to a request from the Commissioner for information, that could otherwise provide grounds for the Commissioner not to grant the Commissioner's Approval, in either case in light of the circumstances in which made or taken. Purchaser shall not be required to comply with this Section 4.4(a) if the Commissioner has approved any other transaction involving the acquisition by a third party of control of the Issuer, whether by merger, stock purchase or otherwise, the effect of which transaction, if consummated, would necessarily require a transfer or other disposition of any of the Shares by any one or more of the Sellers other than to Purchaser as contemplated by this Agreement (an "Inconsistent Change of Control").

            (b) Sellers shall, at their own expense, (i) cooperate with Purchaser and use their reasonable best efforts to facilitate Purchaser's efforts to obtain the Commissioner's Approval at all times until receipt of the Commissioner's Approval or the completion of any appeal of a failure or refusal of the Commissioner to grant the Commissioner's Approval, (ii) refrain from making any statement or taking any position in opposition to the Commissioner's Approval or, except in response to a request from the Commissioner for information, that could otherwise provide grounds for the Commissioner not to grant the Commissioner's Approval, in either case in light of the circumstances in which made or taken, (iii) refrain from having any contact, directly or indirectly, with the Commissioner other than in response to a solicitation for information from the Commissioner or at the request of the Purchaser, and (iv) if requested by Purchaser, appear and provide testimony and information at the public hearing with respect thereto.

      4.5 Securities Law Opinion. Without limiting the provisions of Section 4.3, Sellers shall, at their own expense, use their reasonable best efforts to provide or cause to be provided to the Issuer all legal opinions required by the Restrictive Legends to facilitate the Transactions.

      4.6 Recertification of Shares. Each Seller shall, at the Seller's own expense, prior to the Closing Date, use the Seller's reasonable best efforts, following consultation with the Purchaser, to cause the Issuer to issue the New Certificates representing the Shares (including, without limitation, New Certificates representing Shares for which the Certificates have been lost or destroyed).

      4.7 Dividend Rights and Proxy and Tender Documents. From and after the Closing, in the event Sellers receive any dividend or distribution on the Shares in any form (whether in cash, in additional shares of the Common Stock, or otherwise), Sellers shall hold such amount in trust for, and promptly pay or remit such dividend or distribution over to Purchaser in the same form received, without deduction of any kind; provided that a Seller whose Shares are returned to the Seller pursuant to Section 1.4(c) shall have no further obligation under this Section 4.7 following payment to Purchaser with respect to such Shares pursuant to clauses (ii) or (iii) of Section 1.4(c). From and after the Closing, the Sellers shall forward to Purchaser all proxy and tender offer materials received by them with respect to the Issuer and all other communications received by them as stockholders of the Issuer.

                        ARTICLE 5. CONDITIONS TO CLOSING

      5.1 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction (or written waiver by Purchaser) of the following conditions:

            (a) the representations and warranties of Sellers shall be true and accurate in all material respects as of the Closing Date as if made at and as of such time;

            (b) Sellers shall have performed in all material respects the obligations hereunder required to be performed by them at or prior to the Closing Date;

            (c) no arbitrator or governmental entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the material transactions contemplated by this Agreement;

            (d) the Commissioner's Approval shall have been obtained;

            (e) the legal opinion or opinions required by the Restrictive Legend shall have been obtained; and

            (f) there shall be at least Three Thousand Three Hundred (3,300) Shares delivered by the Sellers for sale at Closing with respect to which the representations and warranties in Section 2.3 are true and correct at the Closing Date.

      5.2 Conditions to the Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated hereby are subject to the satisfaction (or written waiver by the Requisite Number of Sellers) of the following conditions:

            (a) the representations and warranties of Purchaser shall be true and accurate in all material respects as of the Closing Date as if made at and as of such time;

            (b) Purchaser shall have performed in all material respects all of the obligations hereunder required to be performed by Purchaser at or prior to the Closing Date;

            (c) no arbitrator or governmental entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the material transactions contemplated by this Agreement;

            (d) the Commissioner's Approval shall have been obtained; and

            (e) the legal opinion or opinions required by the Restrictive Legend shall have been obtained.

                             ARTICLE 6. TERMINATION

      6.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the completion of the
Closing:

            (a) by the mutual written consent of Purchaser and the Requisite Number of Sellers;

            (b) by the Requisite Number of Sellers or Purchaser upon the giving of written notice by the party exercising its rights under this Section 6.1(b), if any governmental entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the material transactions contemplated by this Agreement (including without limitation the Commissioner's failure or refusal to issue the Commissioner's

Approval, or the Commissioner's approval of an Inconsistent Change of Control), and such order, decree, ruling or other action shall have become final and non-appealable;

            (c) by the Requisite Number of Sellers upon written notice to Purchaser if (i) Purchaser breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein, (ii) Purchaser breaches its representations and warranties in any material respect, or (iii) the Closing shall not have occurred on or prior to June 30, 2005 or such later date as shall have been agreed to by the Purchaser and the Requisite Number of Sellers, due to the failure of any condition under Section 5.2 to be satisfied; provided, however, that no Seller shall have the right to terminate this Agreement ( or agree with other Sellers to terminate this Agreement) under clause (iii) if the Seller's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Closing to occur on or prior to such date; and provided, further, that termination pursuant to clauses (i) or (ii) shall not be permitted unless the Requisite Number of Sellers shall have given Purchaser written notice of their intention to terminate this Agreement pursuant thereto and the specific breach or failure giving rise to the right to terminate and Purchaser shall have failed to cure such breach or failure within the 10-day period following Purchaser's receipt of Sellers' notice; or

            (d) by Purchaser upon written notice to Sellers if (i) any Seller (a "Breaching Seller") breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein, (ii) any Seller breaches its representations and warranties in any material respect, or
(iii) the Closing shall not have occurred on or prior to June 30, 2005 or such later date as shall have been agreed to by the Purchaser and the Requisite Number of Sellers, due to the failure of any condition under Section 5.1 to be satisfied; provided, however, that Purchaser shall not have the right to terminate this Agreement under clause (iii) if the Purchaser's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Closing to occur on or prior to such date; and provided, further, that termination pursuant to clauses (i) or (ii) shall not be permitted unless Purchaser shall have given Sellers written notice of its intention to terminate this Agreement pursuant thereto and the specific breach or failure giving rise to the right to terminate and Sellers shall have failed to cure such breach or failure within the 10-day period following Sellers' receipt of Purchaser's notice; and provided, further, that termination pursuant to clauses
(i) or (ii) shall be permitted only with respect to the Breaching Seller or Sellers and the Shares to be sold by them unless the total number of Shares that would, but for such breach, have been sold by the Breaching Seller(s) hereunder is such that the condition set forth in Section 5.1(f) would not be satisfied, in which event termination pursuant to clauses (i) or (ii) shall be permitted with respect to all Sellers and all Shares.

      6.2 Procedure and Effect of Termination. In the event of the termination of this Agreement by Sellers, or by Purchaser as to all Sellers, pursuant to
Section 6.1, the parties will have no further obligation or liability under this Agreement except (a) as otherwise provided in Sections 4.1 and 6.3 and subject to the limitation set forth in Section 6.4, and (b) for any willful breach of any provision of this Agreement. In the event of the termination of this Agreement by Purchaser as to one or more Breaching Sellers but not all Sellers, the Purchaser and the Breaching Sellers as to which the Agreement was terminated will have no further obligation or liability under this Agreement to each other except (i) as otherwise provided in Section 4.1, and (ii) for any willful breach of any provision of this Agreement, and this Agreement shall otherwise remain in full force and effect as between the Purchaser and the remaining Sellers.

      6.3 Liquidated Damages to Sellers in Certain Circumstances.

            (a) If this Agreement is terminated pursuant to Section 6.1(b) due to the failure or refusal of the Commissioner to grant the Commissioner's Approval, and

                  (i) such failure or refusal is due to a "Purchaser Condition" (as defined below), and

                  (ii) none of the Sellers have breached their obligations under Sections 4.4(b)(i), 4.4(b)(iii) or 4.4(b)(iv) in any material respect or their obligations under Section 4.4(b)(ii) in any respect, then promptly following (x) the receipt of formal notice of such failure or refusal from the Commissioner (if there is no disagreement among Purchaser and the Requisite Number of Sellers as to whether a Purchaser Condition has occurred) or (y) the parties' receipt of the arbitrator(s) written determination that a Purchaser Condition has occurred (if there is a disagreement among Purchaser and the Requisite Number of Sellers as to whether a Purchaser Condition has occurred), whichever is later, Purchaser shall deposit an amount equal to the product of One Hundred Ninety and No/100 Dollars ($190.00) multiplied by the number of Shares with a Qualified Escrow Agent chosen by Purchaser and reasonably acceptable to the Requisite Number of Sellers, such amount to be held in a non-interest bearing account pursuant to an escrow agreement reasonably acceptable to the Purchaser and the Sellers (the "Escrow Agreement").

            (b) The Escrow Agreement shall provide, among other things, for payment of the escrowed funds as follows:

                  (i) As to any Shares sold by a Seller to a purchaser other than the Purchaser, a Seller or an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of a Seller before the one year anniversary of the date of this Agreement (each such Share, a "Sold Share"), such Seller shall be entitled to an amount per Sold Share equal to the amount, if any, by which Three Thousand Eight Hundred and No/100 Dollars ($3,800.00) exceeds the price per Share at which the Sold Shares were sold by the Seller, up to a maximum of One Hundred Ninety and No/100 Dollars ($190.00) per Share, and Purchaser shall be entitled to an amount per Sold Share equal to the amount, if any, by which One Hundred Ninety and No/100 Dollars ($190.00) exceeds the per Share amount paid to such Seller. For purposes of illustration (and not limitation), (A) if a Seller sells 100 Sold Shares for $3,700 per Sold Share, such Seller shall be entitled to a payment from the escrow of $10,000 ($100 per Sold Share) and Purchaser shall be entitled to a payment from the escrow of $9,000 ($90 per Sold Share); (B) if a Seller sells 100 Sold Shares for $3,801 per Sold Share,

Purchaser shall be entitled to a payment from the escrow of $19,000 ($190 per Sold Share) and such Seller shall not be entitled to a payment from the escrow with respect to such Shares; and (C) if a Seller sells 100 Sold Shares for $3,600 per Sold Share, such Seller shall be entitled to a payment from the escrow of $19,000 ($190 per Sold Share) and Purchaser shall not be entitled to a payment from the escrow with respect to such Shares.

                  (ii) As to any Shares which are not Sold Shares on the one year anniversary of the date of this Agreement, the Seller owning such Shares shall be entitled to One Hundred Ninety and No/100 Dollars ($190.00) per Share.

Payment shall be made promptly by the escrow agent, in the case of clause (i), following delivery of reasonably satisfactory documentary evidence to Purchaser that there has been a sale of Sold Shares and delivery of a written direction by Purchaser to the escrow agent to make payment. Payment shall be made promptly by the escrow agent, in the case of clause (ii), following delivery after the one year anniversary of the date of this Agreement by the Sellers to Purchaser of reasonably satisfactory documentary evidence of the Shares which are not Sold Shares and delivery of a written direction by Purchaser to the escrow agent to make payment. All fees and expenses charged by the escrow agent shall be borne 50% by Purchaser and 50% by Sellers (pro rata according to the number of Shares reflected as owned on Exhibit 1).

            (c) A "Purchaser Condition" means either (i) that one or more "Purchaser Reasons" (defined below) collectively constitute the preponderance of the reasons articulated by the Commissioner for its decision to refuse to issue the Commissioner's Approval; or (ii) the Purchaser has voluntarily withdrawn its Form A or has otherwise willfully abandoned its efforts to seek the Commissioner's Approval, except where the Commissioner has granted approval of an Inconsistent Change of Control.

            (d) A "Purchaser Reason" means any of the following:

                  (i) As a result of the Closing, the Issuer or any domestic stock insurance corporation controlled by the Issuer would not be able to satisfy the requirements for the issuance of a license to write the line or lines of insurance for which it is presently licensed in Wisconsin;

                  (ii) The financial condition of Purchaser is likely to jeopardize the financial stability of the Issuer;

                  (iii) The plans or proposals which the Purchaser has to liquidate the Issuer, sell the Issuer's assets, merge the Issuer with any person, or make any other material change in the Issuer's business or corporate structure or management are not fair and reasonable to the Issuer's policyholders;

                  (iv) The lack of competence and integrity of the Purchaser's directors and/or management.

            (e) Notwithstanding any other provision in this Agreement to the contrary, Purchaser shall not be required to make any payment under this Section
6.3 unless a Purchaser Condition exists. If any other reason or reasons articulated by the Commissioner for its decision to refuse or fail to issue the Commissioner's Approval constitute the preponderance of the reasons articulated by the Commissioner for such decision (including, by way of example, the Commissioner's refusal to permit the Seller to sell the Shares to any person, or the Commissioner's approval of an Inconsistent Change of Control, or the Commissioner's determination that it is not in the best interest of the policyholders of the Issuer or in the public interest to have a non-Wisconsin domestic shareholder, or any other reason that is not a Purchaser Reason) then a Purchaser Reason shall be deemed not to exist.

            (f) The parties agree and stipulate to the payments provided in this
Section 6.3 as reasonable and full liquidated damages and reasonable compensation for the involvement of Sellers in the transactions contemplated in this Agreement and is not a penalty or forfeiture. A Seller's receipt of the amount provided in this Section 6.3 shall be in lieu of any and all other claims, rights, damages or other remedies against Purchaser for its failure or inability to obtain the Commissioner's Approval, and such Seller shall have no other rights or remedies against Purchaser for Purchaser's failure or inability to obtain the Commissioner's Approval except as provided in Section 7.7.

            (g) (i) In the event of a disagreement among the parties as to whether a Purchaser Condition exists, the parties shall attempt in good faith to resolve such disagreement promptly by negotiation. If the disagreement has not been resolved to the mutual satisfaction of the parties within fourteen (14) days after the Purchaser's receipt of written notice from the Commissioner of the failure or refusal of the Commissioner to grant the Commissioner's Approval, then the Purchaser and the Requisite Number of Sellers shall attempt in good faith to agree on a neutral individual who is not a party to this Agreement to settle such disagreement by binding arbitration. If the Purchaser and the Requisite Number of Sellers are unable to agree on a neutral individual within fourteen (14) days after the expiration of the first 14-day period, then arbitration shall be before a three-person panel of neutral arbitrators, one named by the Requisite Number of Sellers, one named by the Purchaser and the third arbitrator to be chosen by the two arbitrators named by the parties, with the naming of the arbitrators to occur within thirty (30) days after the end of the second 14-day period. Should either the Requisite Number of Sellers or the Purchaser refuse or neglect to join in the appointment of the arbitrators, the arbitrators shall be appointed in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association. If any arbitrator shall die, resign, be disqualified, or otherwise fail or become unable to serve as an arbitrator, a replacement arbitrator shall be selected in the same manner as such arbitrator was originally selected in accordance with this Section 6.3(g).

                  (ii) Within thirty (30) days of the submission to the arbitrator(s), the arbitrator(s) shall deliver to the parties a written determination as to whether, in its or their opinion, the Commissioner's failure or refusal to issue the Commissioner's Approval was due to a Purchaser Condition. The foregoing shall be the sole issue for determination by the arbitrator(s) and such determination shall be issued in the form of a "YES" or "NO" answer to the question `WAS THE

COMMISSIONER'S FAILURE OR REFUSAL TO ISSUE THE COMMISSIONER'S APPROVAL DUE TO A PURCHASER CONDITION?" (the "Question").

                  (iii) The determination of the arbitrator(s) shall be based solely upon the evidence submitted to the Commissioner in connection with the Form A, the record created before the Commissioner, including the Form A and amendments thereto, correspondence to or from the Commissioner (or his designee) related to the Form A and any amendments thereto, all documentation provided by the Purchaser or any other person to the Commissioner, the transcript of any hearing held by the Commissioner, any exhibits or other documents submitted to the Commissioner at such hearing for consideration, and the written notice provided to Purchaser by Commissioner as evidence of its failure or refusal to grant the Commissioner's Approval along with any supporting documentation that is included with such notice or otherwise provided to the Purchaser that pertains to the basis for the Commissioner's decision.

                  (iv) The determination of the arbitrator(s) shall be final, binding and conclusive on all parties, absent manifest error or malfeasance, and the parties agree to abide by such determination. The parties further agree that judgment on the determination rendered by the arbitrator(s) may be entered in any court having jurisdiction and specific enforcement may be had in accordance with Section 7.7.

                  (v) If the determination of the arbitrator(s) is that the answer to the Question is "NO", then the condition set forth in clause (i) of
Section 6.3(a) has not occurred, Purchaser shall have no obligation to execute the Escrow Agreement or to make the payment provided in Section 6.3(a) and Sellers shall have no right to payment under Section 6.3(a).

                  (vi) The arbitrator(s) shall be entitled to a reasonable fee commensurate with fees for professional services requiring similar time and effort. The responsibility for paying the costs and expenses of the arbitrator(s), shall be borne 50% by Purchaser and 50% by Sellers (pro rata according to the number of Shares reflected as owned on Exhibit 1).

      6.4 Limitation on Damages. In any action, suit or proceeding brought by any Seller against Purchaser or by Purchaser against any Seller to enforce or to recover for any breach of this Agreement (other than an action for rescission), the maximum amount of monetary damages which any Seller or Purchaser may be awarded in any such action, suit or proceeding shall not exceed an amount equal to the product of One Hundred Ninety and No/100 Dollars ($190.00) multiplied by the number of Shares owned by such Seller (as reflected on Exhibit 1).

                       ARTICLE 7. MISCELLANEOUS PROVISIONS

      7.1 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to its conflicts of laws provisions.

      7.2 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and neither party shall be liable or bound to the other party in any manner by any warranties, representations, or covenants except as specifically set forth herein. This Agreement may be amended, changed, waived, discharged, or terminated only by a statement in writing signed by the party against which enforcement of the amendment, change, waiver, discharge, or termination is sought; provided that any amendment by the Sellers shall be effective against all of the Sellers if signed by the Requisite Number of Sellers.

      7.3 Survival. Each of the representations, warranties and covenants of the parties made herein shall survive the execution and delivery of this Agreement for so long as any claim made in respect thereof may be made under any applicable state or federal securities law or statute of limitations.

      7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      7.6 Section Headings and Construction. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement. References to any "Section" are to a section of this Agreement. The terms "herein" and "hereby" refer to this Agreement as a whole and not to any particular section. Any pronouns in this Agreement that refer to a particular gender mean and refer to the appropriate gender or neuter when applied to a particular party, person or entity. Each of the Sellers and Purchaser have participated jointly in the negotiation and drafting of this Agreement and consulted with their own legal counsel in connection therewith. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      7.7 Specific Performance. Each party acknowledges and agrees that in the event of any breach of this Agreement each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties will (a) waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) be entitled, in addition to any other remedy to which they may be entitled at law or in equity (subject to the limitations on remedies contained in Sections 4.1, 6.3 and 6.4), to compel specific performance of this Agreement (including without limitation the dispute resolution provision in Section 6.3(e)) in any action instituted in accordance with the provisions of this Agreement.

      7.8 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties, which consent shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns. No third party beneficiary rights are contemplated hereby.

      7.9 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby, including costs associated with the prosecution or defense of any action, suit or proceeding, shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

      7.10 Waivers. Except as otherwise provided in Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure; provided that any waiver by the Sellers shall be effective against all of the Sellers if signed by the Requisite Number of Sellers.

      7.11 Notices. Any notices or other communications required or permitted hereby shall be sufficiently given if sent by United States mail, postage prepaid; if to Purchaser, at American Physicians Assurance Corp., 1301 North Hagadorn Road, East Lansing, MI 48823, Attn: R. Kevin Clinton, President and Chief Executive Officer, with a copy to Lori McAllister, Dykema Gossett PLLC, 124 W. Allegan, Suite 800, Lansing, MI, 48933; if to any Seller, at the address set forth opposite the Seller's name on Exhibit 1, with a copy to Seller's counsel, if any, at the address set forth on Exhibit 1; or otherwise to such other addresses as a party may designate to the other parties in writing.

      7.12 Waiver of Trial by Jury. The Purchaser and each Seller waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or arising from any relationship existing in connection with this Agreement, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

      7.13 Control. Nothing in this Agreement shall be construed or deemed an admission by the Sellers or the Purchaser that (i) the Sellers, individually or collectively, "control" (within the meaning of applicable Wisconsin law) the Issuer or (ii) that Purchaser, upon consummation of the Transactions, if consummated, will control the Issuer.

      7.14 Several Liability for Breach. The parties intend and agree that each of the several Sellers shall be liable hereunder only for his or her or its own breach or nonperformance of this Agreement with respect to its own Shares, and no Seller (whether or not a Breaching Seller) shall have any liability hereunder with respect to or as result of the breach or nonperformance of this

Agreement by any other Seller or with respect to any Shares held by any other Seller.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

SELLERS:                                          PURCHASER:
                                                  AMERICAN PHYSICIANS
DEAN HEALTH SYSTEMS, INC.                         ASSURANCE CORPORATION

By: Allen D. Kemp, MD                             By: /s/ R. Kevin Clinton
    ------------------------------------              --------------------------

Name and Title: Chairman and CEO                  Name and Title: President

MERCY HEALTH SYSTEM CORPORATION

By: /s/ Joseph Nemeth
    ------------------------------------
Name and Title: Vice President and
                Chief Financial Officer

DAVID H. MOSS, FOR HIMSELF, AS
CUSTODIAN FOR STARR H. MOSS UWIUTMA
AND AS TRUSTEE FOR EMERGENCY RESOURCES
GROUP 401(K) PLAN

/s/ David H. Moss
----------------------------------------
David H. Moss

AURORA MEDICAL GROUP, INC.

By: /s/ Robert Willis
    ------------------------------------

Name and Title: Vice President

THE MONROE CLINIC, INC.

By: /s/ Michael B. Sanders
    ------------------------------------

Name and Title: Vice President

[SIGNATURE PAGE FOR STOCK PURCHASE AGREEMENT DATED AS OF SEPTEMBER 17, 2004]

                                    EXHIBIT 1

        PHYSICIAN INSURANCE COMPANY OF WISCONSIN, INC. STOCK CERTIFICATES

                                               CERTIFICATE     NAME ON CERTIFICATE
SELLER/BENEFICIAL OWNERSHIP                        NO.           (IF DIFFERENT)        NO. OF SHARES       DATE ISSUED
---------------------------                        ---           --------------        -------------       -----------
Dean Health Systems, Inc.                         5173               Same               1,111              07/01/2000
1808 W. Beltline Hwy.                             5174                 "                  900              07/01/2000
Madison, WI  53713
Attention: Thomas Kirschbaum

TOTAL DEAN HEALTH SYSTEMS
2,011
With a copy to:
Whyte, Hirschboeck Dudek S.C.
555 East Wells Street
Suite 1900
Milwaukee, WI 53202
Attention: Andrew J. Guzikowski

Mercy Health System Corporation                    327         Janesville Medical          78              12/04/1986
1000 Mineral Point,                               1269         Center, Ltd.                 1              10/16/1987
Janesville, WI  53545                             2067                   "                 76              03/02/1988
Attention: Ralph Topinka                          2501                   "                  3              07/28/1988
                                                  2649                   "                  1              09/19/1988
                                                  2986                   "                 66              12/29/1988
                                                  3734                   "                  5              04/06/1989
                                                  4197                   "                  7              01/16/1990
                                                  2594*                  "                  1                  ?*
*Lost certificate                                 2678*                  "                  2                  ?*
TOTAL MERCY HEALTH SYSTEM CORPORATION                                                     240

                                               CERTIFICATE     NAME ON CERTIFICATE
SELLER/BENEFICIAL OWNERSHIP                        NO.           (IF DIFFERENT)        NO. OF SHARES       DATE ISSUED
---------------------------                        ---           --------------        -------------       -----------
David H. Moss, M.D.,                              4668         David Moss, M.D.            15              12/11/1995
5770 N. Shore Dr.                                 5179         David H. Moss, M.D.        224              03/09/2001
Milwaukee, WI  53217                              5200         David H. Moss, M.D.          3              09/04/2001
                                                  5201         David H. Moss, M.D.,         9              09/04/2001
                                                               Custodian for Starr H.
                                                               Moss UWIUTMA

                                                  5258         David Moss, MD,            263              09/30/2003
                                                               Trustee, Emergency
                                                               Resources Group
                                                               401(k) Plan
TOTAL DAVID MOSS                                                                          514

Aurora Medical Group, Inc.                        4494              Same                   74              01/11/1993
3000 W. Montana St.                               4474                "                   428              01/22/1993
Milwaukee, WI  53215                              4478                "                    25              04/13/1993
Attention: Robert O'Keefe                         4498                "                   152              03/08/1994
                                                  4507                "                    63              06/07/1994
                                                  4506                "                    24              07/07/1994
                                                  4641                "                    70              07/13/1995
                                                  4666                "                   130              11/17/1995
                                                  4689                "                   153              05/02/1996
                                                  4690                "                     8              05/02/1996
                                                  4708                "                    21              11/04/1996
                                                  4709                "                     8              11/04/1996
                                                  4726                "                   137              03/03/1997
TOTAL AURORA MEDICAL GROUP                                                              1,293

The Monroe Clinic, Inc.                           4806              Same                  392              06/01/1998
515 22nd Ave.
Monroe, WI  53566
Attention: Mike Sanders
TOTAL MONROE CLINIC                                                                       392

                                               CERTIFICATE     NAME ON CERTIFICATE
SELLER/BENEFICIAL OWNERSHIP                        NO.           (IF DIFFERENT)        NO. OF SHARES       DATE ISSUED
---------------------------                        ---           --------------        -------------       -----------
With a copy to:
Attorney Thomas R. Streifender
Von Briesen & Roper SC
411 E. Wisconsin Ave.
PO Box 3262
Milwaukee, WI 53201-3262

GRAND TOTAL                                                                             4,450 SHARES

                                    EXHIBIT 2

                             STOCK ESCROW AGREEMENT

      This Stock Escrow Agreement, dated as of September 17, 2004 ("Escrow Agreement"), is by and between American Physicians Assurance Corporation, a Michigan corporation ("APA"), the shareholders listed on Exhibit 1 (collectively, the "Depositors"); and Dykema Gossett PLLC, as Escrow Agent hereunder ("Escrow Agent").

                                   BACKGROUND

      A. APA and Depositors are parties to a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement");

      B. The Stock Purchase Agreement requires the parties to execute an escrow agreement in the form hereof in connection with the deposit by Depositors of the stock certificates representing the shares to be sold to APA pursuant to the Stock Purchase Agreement (the "Certificates");

      C. Depositors desire to fulfill their obligation under the Stock Purchase Agreement;

      D. Escrow Agent has agreed to accept, hold and deliver the Certificates in accordance with the terms of this Escrow Agreement;

      E. In order to establish the escrow and to effectuate the provisions of the Stock Purchase Agreement, the parties hereto have entered into this Escrow Agreement.

                                    AGREEMENT

            NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

      1. Definitions. In addition to terms defined elsewhere in this Escrow Agreement, the following terms shall have the following meanings when used herein:

      "Escrow Documents" shall mean the stock certificates listed on Exhibit 1 to the Stock Purchase Agreement, and any New Certificates (as defined in the Stock Purchase Agreement) issued in replacement of such stock certificates and delivered to Escrow Agent as required by the Stock Purchase Agreement.

      "Joint Written Direction" shall mean a written direction, executed by the Requisite

Number of Sellers and APA directing Escrow Agent to distribute the Escrow Documents or to take or refrain from taking an action pursuant to this Escrow Agreement, including without limitation pursuant to Section 4.2 of the Stock Purchase Agreement.

      "Requisite Number of Sellers" shall have the meaning set forth in the Stock Purchase Agreement.

      2. Appointment of and Acceptance by Escrow Agent. Depositors and APA hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and agrees to hold and distribute the Escrow Documents in accordance with this Escrow Agreement. Concurrently with the execution and delivery of this Escrow Agreement, the Escrow Documents are being delivered into escrow with the Escrow Agent.

      3. Escrow Agent Expenses. APA will pay and reimburse the Escrow Agent for the Escrow Agent's time and out-of-pocket expenses in performing its obligations hereunder, including, without limitation, the fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder.

      4. Distribution of Escrow Documents.

            (a) Joint Written Direction. Escrow Agent shall distribute Escrow Documents, at any time and from time to time, in accordance with a Joint Written Direction.

            (b) Notice of Closing. If APA delivers written notice, signed by APA, to Escrow Agent and to Depositors that the Closing has occurred (as defined in the Stock Purchase Agreement) and that payment for the Shares has occurred as provided in the Stock Purchase Agreement, or if Depositors deliver written notice, signed by Depositors, to Escrow Agent and to APA that the Closing has occurred (as defined in the Stock Purchase Agreement), accompanied by evidence, reasonably satisfactory to Escrow Agent, that payment for the Shares has occurred as provided in the Stock Purchase Agreement, then Escrow Agent shall deliver the Escrow Documents to APA.

            (c) Notice of Termination. If Depositors deliver written notice, signed by the Requisite Number of Sellers, to Escrow Agent and Purchaser that the Stock Purchase Agreement has been terminated in accordance with Section 6.1 thereof and that any applicable cure period has expired without cure of the breach or failure giving rise to the termination, then Escrow Agent shall deliver the Escrow Documents to Depositors at the address or addresses set forth on such notice.

      5. Nature of Escrow Agent's Obligations.

            (a) Duties and Obligations of the Escrow Agent. The Escrow Agent will have no duties or obligations other than those specifically set forth in or contemplated by this Escrow Agreement.

            (b) Failure to Perform. The Escrow Agent will not be responsible in any manner whatsoever for any failure or inability of any other party to honor any provision of this Escrow Agreement.

            (c) Reliance Upon Documents. Except to the extent otherwise notified in writing by an affected party, the Escrow Agent may rely on, and will be protected in acting upon, any certificate, warrant, instrument, opinion, notice, letter, telecopy or other document or security delivered to it and reasonably believed by it to be genuine and to have been signed by the proper party or parties.

            (d) Errors or Omissions. The Escrow Agent will not be liable for any act done or step taken or omitted by it in good faith or for anything which it may do or refrain from doing in connection with this Escrow Agreement, except for its own gross negligence or willful misconduct.

            (e) Disputes. The Escrow Agent will, in the event that any dispute will arise between the parties with respect to the distribution of any of the documents held hereunder, be permitted to interplead all of the documents held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded documents.

      6. Indemnification. The Escrow Agent will be, and hereby is, jointly and severally indemnified and held harmless by the Depositors and APA from all losses, costs and expenses (including reasonable attorneys' fees) which may be incurred by the Escrow Agent as a result of or arising out of this Escrow Agreement, including its involvement in any litigation arising from performance of its duties under this Escrow Agreement, other than any of the foregoing resulting from any grossly negligent or wrongful action taken or omitted by the Escrow Agent. Such indemnification will survive termination of this Escrow Agreement until extinguished by any applicable statute of limitations.

      7. Replacement of the Escrow Agent.

            (a) Resignation or Removal. The Escrow Agent may resign as such after giving 10 days' prior written notice to the Depositors and APA. Similarly, the Escrow Agent may be removed and replaced after the giving of 10 days' prior written notice from the Requisite Number of Sellers and APA. In either event, the duties of the Escrow Agent will terminate upon the later to occur of (i) 10 days after the date of such notice or (ii) the appointment of a successor Escrow Agent. The Escrow Agent shall transfer the Escrow Documents to the successor Escrow Agent upon such termination of the duties of the Escrow Agent.

            (b) Appointment of Successor. If APA and the Requisite Number of Sellers are unable to agree upon a successor Escrow Agent or if APA and the Requisite Number of Sellers have failed to appoint a successor Escrow Agent prior to the expiration of 10 days following the date of the notice of resignation or removal, the then acting Escrow Agent will, and APA or the Requisite

Number of Sellers may, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief, and any such resulting appointment will be binding upon all of the parties to this Escrow Agreement.

            (c) Relief from Obligations. Upon acknowledgement by any successor Escrow Agent of the receipt of the Escrow Documents, (i) the former Escrow Agent will be fully relieved of all duties, responsibilities and obligations under this Escrow Agreement, and (ii) the successor Escrow Agent will agree in writing to be bound by all of the duties and obligations of the Escrow Agent under this Escrow Agreement.

      8. Termination. This Escrow Agreement will terminate upon the final distribution of all of the Escrow Documents in accordance with Section 4, except for any ministerial actions to be taken by the Escrow Agent thereafter.

      9. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five
(5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

      To APA at:

      American Physicians Assurance Corporation
      1301 North Hagadorn Road
      East Lansing, MI 48823
      ATTENTION: R. Kevin Clinton, President
      and Chief Executive Officer
      Facsimile Number:  (517) 351-7866

      To Depositors at: the address set forth on Exhibit 1 to the Stock Purchase Agreement

      To the Escrow Agent at:

      Dykema Gossett PLLC
      400 Renaissance Center
      Detroit, MI  48243
      ATTENTION: Mark A. Metz
      Facsimile Number: (313) 568-6832
      Phone Number: (313) 568-5434

      or to such other address as each party may designate for itself by like notice.

      10. Miscellaneous.

            (a) Governing Law and Jurisdiction. This Escrow Agreement will be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of laws, and each of the parties consents to be subject to the non-exclusive personal jurisdiction of the federal courts in the State of Michigan.

            (b) Entire Agreement. This Escrow Agreement contains the entire agreement of the parties, and supersedes any prior and contemporaneous agreements, understandings and communications, oral and written, among the parties, with respect to the subject matter hereof. This Escrow Agreement may not be amended, modified, waived or terminated except by an instrument in writing signed by an authorized representative of the party to be charged.

            (c) No Third Party Beneficiaries. Except as expressly stated in this Escrow Agreement, no person or entity not a party to this Escrow Agreement will have any rights or duties hereunder except as specifically provided for in this Escrow Agreement.

            (d) Severability. If any provision or clause of this Escrow Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, such invalidity or unenforceability will not affect other provisions or applications of this Escrow Agreement, which will be given effect without the invalid or unenforceable provision or application, and to this end the provisions of this Escrow Agreement are declared to be several.

            (e) Counterparts. This Escrow Agreement may be signed (including by facsimile) in any number of counterparts with the same effect as if the signatures of all parties were upon the same instrument, all of which counterparts taken together will constitute one and the same instrument.

            (f) Further Assurances. From and after the execution of this Escrow Agreement, each of the Depositors and APA will take such actions and do all things necessary or appropriate to carry out the intent of the parties to accomplish the purposes of this Escrow Agreement.

            (g) Dealings. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Depositors or APA or for any other entity.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

AMERICAN PHYSICIANS ASSURANCE CORPORATION

By:    _______________________________
Name and Title: ______________________

DYKEMA GOSSETT PLLC, AS ESCROW AGENT

By: __________________________________
Name and Title: ______________________

DEAN HEALTH SYSTEMS, INC.                      THE MONROE CLINIC, INC.

By: ________________________________           By: ____________________________
Name and Title: ______________________         Name and Title: ________________

MERCY HEALTH SYSTEM CORPORATION

By: __________________________________
Name and Title : _____________________

DAVID H. MOSS, FOR HIMSELF, AS
CUSTODIAN FOR STARR H. MOSS UWIUTMA
AND AS TRUSTEE FOR EMERGENCY RESOURCES

GROUP 401(K) PLAN

______________________________________
David H. Moss

AURORA MEDICAL GROUP, INC.

By: __________________________________
Name and Title: ______________________

                                    EXHIBIT 3

                                IRREVOCABLE PROXY

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably constitutes and appoints, for himself and his heirs and assigns, American Physicians Assurance Corporation, with full power of substitution, as his, her or its proxy and attorney-in-fact to vote all of the shares of common stock of Physicians Insurance Company of Wisconsin, Inc. represented by the stock certificates listed below (the "Shares") that the undersigned is entitled to vote at any meeting of the holders of the capital stock of Physicians Insurance Company of Wisconsin, Inc. or upon any proposed matter presented to such holders for action without a meeting during the term hereof. The irrevocable proxy granted hereby shall become effective immediately on the date hereof and shall continue in full force and effect unless the sale of the Shares pursuant to the Stock Purchase Agreement, dated as of September 17, 2004, by and among the undersigned, certain other holders of Physicians Insurance Company of Wisconsin, Inc. common stock, and American Physicians Assurance Corporation is rescinded and American Physicians Assurance Corporation is repaid the purchase price for such shares in accordance with clauses (ii) and (iii) of Section 1.4(c) of such Agreement. The undersigned acknowledges that this irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable proxy and hereby revokes all prior proxies granted with respect to the Shares.

                                      [NAME OF SELLER]

Dated: _________, 200_                Signature:____________________________

                                      Name _______________________________

Certificate Numbers:

____________________________ representing ________ shares

____________________________ representing ________ shares

____________________________ representing ________ shares

                                       1